UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 3, 2013

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana		70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable

(b)           On October 3, 2013, Mr. Darren E. Guidry, who has served as Executive Vice President and Chief Lending Officer of Home Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Home Bank (the “Bank”), moved into the role of Executive Vice President and Chief Credit Officer of the Company and the Bank. His focus as Chief Credit Officer will be on enhancing commercial and retail credit underwriting, analysis and monitoring across the organization. Mr. Guidry will continue to be responsible for the mortgage lending, retail brokerage and special assets functions of the Company.

(c)            On October 3, 2013, Scott A. Ridley, age 51, assumed the title and duties of Executive Vice President and Chief Banking Officer of the Company and the Bank. Previously, Mr. Ridley served as Regional President and Commercial Banking Manager for Teche Federal Bank from June 2012 to September 2013, as Group Executive for Louisiana Business Banking for Capital One Bank since April 2007 and, prior thereto, as Senior Vice President and Business Banking Market Manager at Capital One Bank.

There are no arrangements or understandings between a director or executive officer of the Company and Mr. Ridley pursuant to which he was named an executive officer of the Company. No directors or executive officers of the Company or the Bank are related to Mr. Ridley by blood, marriage or adoption. Mr. Ridley has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Mr. Ridley received a sign-on bonus of $20,000 and will receive a base annual salary of $225,000. Mr. Ridley will also receive a monthly automobile allowance and will participate in all of the Company’s employee benefit plans, including its annual incentive bonus plan for executives, and will receive a bonus for 2013 of not less than $50,000. Mr. Ridley also was granted an incentive stock option to acquire 8,000 shares under the Company’s 2009 Stock Option Plan as well as a grant of 8,000 shares of restricted stock under the Company’s 2009 Recognition and Retention Plan.

A copy of the related press release (the “Press Release”) issued by the Company on October 3, 2013 announcing Mr. Ridley’s hiring is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(d)	Not applicable

(e)	Not applicable

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release, dated October 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: October 8, 2013	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer